EXHIBIT 10.27

AMENDMENT TO THE

M-WAVE, INC.

2003 STOCK INCENTIVE PLAN

            , 2007

1. Purpose of Amendment. The purpose of this Amendment (this “Amendment”) to the M-Wave, Inc. 2003 Stock Incentive Plan (the “Plan”) is to increase the number of shares available for issuance under the Plan.

2. Amendment to Section 3. The Plan is hereby amended by deleting the first sentence of Section 3 thereof and replacing said sentence with the following:

“The number of shares of common stock, par value of $.005, of the Company (“Stock”) for which Awards may be granted under the Plan shall not exceed, at any date, 6,000,000 shares.”

3. Miscellaneous.

(a) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, and construed in accordance therewith without giving effect to principles of conflicts of law.

(b) Entire Instrument. This Amendment, together with the Plan, shall be read together as one instrument. Except as expressly amended pursuant to this Amendment, the Plan shall remain in full force and effect.

(c) Titles and Subtitles; Construction. The titles of the Section of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

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